Exhibit 99.1

Sara Creek Gold Corp. Announces
Name and Ticker Symbol Change to
Hawker Energy, Inc. (OTCQB:HWKR)

Redondo Beach, CA, Sept. 29, 2014 – Hawker Energy, Inc. (OTCQB:HWKR) (the “Company”) is pleased to announce it has changed its name from Sara Creek Gold Corp. effective September 11, 2014 with the Nevada Secretary of State's office. The name change became effective on September 26, 2014 under the new stock symbol “HWKR”.  The Company's new CUSIP number is 42012W107.

On behalf of the Board of Directors, Darren Katic, Chairman and CEO, said “We are pleased to announce that our name change has been finalized. This new branding reflects our business focus: oil and gas property acquisition and exploitation.“

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About Hawker Energy
Hawker Energy, Inc. (OTCQB:HWKR) is an oil and gas company focused on the acquisition and exploitation of oil properties through redevelopment in Southern California.  Its goal is to deliver long-term value to its shareholders through financial discipline, opportunistic acquisition and efficient operation.  Hawker Energy’s headquarters are located in Redondo Beach, California.

Contact: Investor Relations and Media
Darren Katic – Chairman and CEO
Phone: 310-438-7997

Stock Exchange Information
OTCQB: HWKR
CUSIP:   42012W107

Safe Harbor Statement
Statements herein concerning the Company's plans, growth and strategies may include “forward-looking statements” within the context of the federal securities laws.  Statements regarding the Company's future events, developments and future performance, as well as management's expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws.  The Company's actual results may differ materially from those suggested as a result of various factors.  Interested parties should refer to the disclosure concerning the operational and business concerns of the Company set forth in the Company's filings with the Securities and Exchange Commission.

326 S. Pacific Coast Highway, Suite #102 • Redondo Beach, CA 90277
Phone: 310.438.7997